EXHIBIT 10.12

================================================================================


                   REVOLVING CREDIT AND TERM LOAN AGREEMENT


                                  $10,000,000

                                By and Between

                            FIRST STATE CORPORATION

                                      and

                            SUNTRUST BANK, ATLANTA

                            Dated: October 15, 1996


================================================================================

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ................................  -1-

            Section 1.01.  Defined Terms ..................................  -1-
            Section 1.02.  Accounting Terms ...............................  -5-

ARTICLE II AMOUNT AND TERMS OF THE LOAN ...................................  -5-

            Section 2.01.  Revolving Credit ...............................  -5-
            Section 2.02.  Interest on the Revolving Credit ...............  -5-
            Section 2.03.  Method of Making Advances and Selection of
                            Interest Rates Under the Revolving Credit .....  -6-
            Section 2.04.  Repayment of Principal Under the Revolving
                            Credit ........................................  -6-
            Section 2.05.  Renewals and Conversion of Advances Under
                            the Revolving Credit...........................  -6-
            Section 2.06.  Failure to Select Interest Rates Under the
                            Revolving Credit ..............................  -6-
            Section 2.07.  Payment of Principal Pursuant to the Term
                            Loan ..........................................  -6-
            Section 2.08.  Selection of Interest Rates Applicable to
                           the Term Loan ..................................  -7-
            Section 2.09.  Revolving Credit and Term Note .................  -7-
            Section 2.10.  Method of Payment ..............................  -7-
            Section 2.11.  Use of Proceeds ................................  -7-
            Section 2.12.  Illegality .....................................  -8-
            Section 2.13.  Disaster .......................................  -8-
            Section 2.14.  Increased Cost .................................  -8-
            Section 2.15.  Risk-Based Capital .............................  -9-

ARTICLE III CONDITIONS PRECEDENT ..........................................  -9-

            Section 3.01.  Condition Precedent to the Initial Advances ....  -9-
            Section 3.02.  Conditions Precedent to Subsequent Advances .... -10-
            Section 3.03.  Conditions Precedent to the Term Loan .......... -10-

ARTICLE IV REPRESENTATIONS AND WARRANTIES ................................. -11-

            Section 4.01.  Incorporation, Good Standing, and Due
                           Qualification .................................. -11-
            Section 4.02.  Corporate Power and Authority .................. -11-
            Section 4.03.  Legally Enforceable Agreement .................. -11-
            Section 4.04.  Financial Statements ........................... -11-
            Section 4.05.  Labor Disputes and Acts of God ................. -11-
            Section 4.06.  Other Agreements ............................... -12-
            Section 4.07.  Litigation ..................................... -12-
            Section 4.08.  No Defaults on Outstanding Judgments or Orders . -12-
            Section 4.09.  Ownership and Liens ............................ -12-
            Section 4.10.  Subsidiaries and Ownership of Stock ............ -12-
            Section 4.11.  ERISA .......................................... -12-
            Section 4.12.  Operation of Business .......................... -12-
            Section 4.13.  Taxes .......................................... -13-
            Section 4.14.  Absence of Undisclosed Liabilities ............. -13-
            Section 4.15.  Environment .................................... -13-
            Section 4.16.  Governmental Approval .......................... -13-
            Section 4.17.  Regulatory Compliance .......................... -13-

ARTICLE V AFFIRMATIVE COVENANTS ........................................... -13-

            Section 5.01.  Use of Proceeds ................................ -13-
            Section 5.02.  Maintenance of Existenc ........................ -13-
            Section 5.03.  Maintenance of Records ......................... -13-
            Section 5.04.  Maintenance of Properties ...................... -14-
            Section 5.05.  Conduct of Business ............................ -14-
            Section 5.06.  Maintenance of Insurance ....................... -14-
            Section 5.07.  Compliance with Laws ........................... -14-
            Section 5.08.  Right of Inspection ............................ -14-
            Section 5.09.  Reporting Requirements ......................... -14-
            Section 5.10.  Environment .................................... -16-
            Section 5.11.  Composite Rating ............................... -16-
            Section 5.12.  Capital Adequacy ............................... -16-

ARTICLE VI NEGATIVE COVENANTS ............................................. -16-

            Section 6.01.  Liens .......................................... -16-
            Section 6.02.  Debt ........................................... -17-
            Section 6.03.  Mergers, Acquisitions, Etc ..................... -17-
            Section 6.04.  Leases ......................................... -17-
            Section 6.05.  Sale and Leaseback ............................. -18-
            Section 6.06.  Dividends ...................................... -18-
            Section 6.07.  Sale of Assets ................................. -18-
            Section 6.08.  Guaranties, Etc ................................ -18-
            Section 6.09.  Transactions with Affiliates ................... -18-

ARTICLE VII FINANCIAL COVENANTS ........................................... -18-

            Section 7.01.  Capital Expenditures ........................... -18-
            Section 7.02.  Borrower Capital ............................... -18-
            Section 7.03.  Subsidiary Capital ............................. -19-
            Section 7.05.  Return on Assets ............................... -19-
            Section 7.06.  Efficiency Ratio ............................... -19-
            Section 7.07.  Reserves ....................................... -19-
            Section 7.08.  Adverse Classifications ........................ -19-

ARTICLE VIII EVENTS OF DEFAULT ............................................ -19-

            Section 8.01.  Events of Default .............................. -19-
            Section 8.02.  Remedies upon Event of Default ................. -21-

ARTICLE IX MISCELLANEOUS .................................................. -22-

            Section 9.01.  Amendments, Etc ................................ -22-
            Section 9.02.  Notices, Etc ................................... -22-
            Section 9.03.  No Waiver ...................................... -22-
            Section 9.04.  Successors and Assigns ......................... -22-
            Section 9.05.  Costs, Expenses, and Taxes ..................... -23-
            Section 9.06.  Integration .................................... -23-
            Section 9.07.  Indemnity ...................................... -23-
            Section 9.08.  Governing Law .................................. -23-
            Section 9.09.  Severability of Provisions ..................... -23-
            Section 9.10.  Headings ....................................... -23-
            Section 9.11.  Jury Trial Waiver .............................. -23-

                                   EXHIBITS

Schedule I
Exhibit A - Note
Exhibit B - Stock Pledge and Security Agreement
Exhibit C - Form of Opinion of Counsel for Borrower
Exhibit D - Officer's Certificate
Exhibit E - Schedule of Litigation
Exhibit F - Certificate of No Default and Related Matters
Exhibit G - Permitted Liens
Exhibit H - Permitted Debts

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT

            THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Agreement") dated as of October 15, 1996 between FIRST STATE CORPORATION, a Georgia corporation, whose principal place of business is at 333 W. Broad Avenue, Albany, Georgia (the "Borrower") and SUNTRUST BANK, ATLANTA, a Georgia banking corporation whose principal place of business is at 25 Park Place, Atlanta, Georgia 30303 (the "Bank"). The parties hereto hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

            Section 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have same meaning when used in the plural and vice versa):

            "Advance" shall mean either a CD Advance, a LIBOR Advance, or a Prime Advance made pursuant to the Revolving Credit, collectively referred to as "Advances."

            "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds (a) five percent (5.0%) or more of any class of voting stock of the Borrower or any Subsidiary or (b) five percent (5.0%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

            "Agreement" means this Revolving Credit and Term Loan Agreement, as amended, supplemented, or modified from time to time.

            "Assessment Rate" means, for any Interest Period for any CD Credit, the average rate (rounded upward, if necessary, to the nearest 1/100th of 1%) at which premiums for deposit insurance are then charged by the Federal Deposit Insurance Corporation (or any successor) during such Interest Period to the Bank for Dollar time deposits with the Bank at its Principal Office as estimated by the Bank in good faith.

            "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Georgia are authorized or required to close under the laws of the State of Georgia and, if the applicable day relates to a LIBOR Credit, the LIBOR Interest Period, or notice with respect to a LIBOR Credit, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

            "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

            "CD Advance" means any Advance bearing interest at the CD Rate, collectively referred to as CD Advances.

            "CD Credit" shall collectively refer to CD Advances and the CD Term Loan.

            "CD Term Loan" shall mean the Term Loan during any Interest Period at which interest is accruing at the CD Rate.

            "Certificate of Deposit Base Rate" means the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Bank on the first day of the Interest Period for any CD Credit to be the average of the bid rates for certificates of deposit of major United States money center banks in an amount comparable to the principal amount of the CD Credit and having a maturity comparable to the Interest Period applicable to such CD Credit, as reported by the Wall Street Journal for the first day of such Interest Period.

            "CD Rate" for each CD Credit means the interest rate per annum which is one percent (1%) in excess of that rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Bank to be equal to the sum of (1) the quotient of (a) the Certificate of Deposit Base Rate for such CD Credit for such Interest Period divided by (b) one minus the Certificate of Deposit Reserve Requirement for such CD Credit for such Interest Period; plus
(2) the Assessment Rate.

            "Certificate of Deposit Reserve Requirement" means, for any CD Credit for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in Atlanta, Georgia with deposits exceeding one billion Dollars and with a maturity comparable to the Interest Period for such CD Credit.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

            "Collateral" means all property which is subject to the Lien granted by any Loan Document, including, without limitation, the real and personal property identified and described on Schedule I attached hereto and incorporated herein.

            "Commitment" means the Bank's obligation to make the Loan to the Borrower under this Agreement.

            "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

            "Debt" means (1) indebtedness or liability of Borrower or any Subsidiaries for borrowed money; (2) obligations of Borrower or any Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations of Borrower or any Subsidiaries for the deferred purchase price of property or services (including trade obligations); (4) obligations of Borrower or any Subsidiaries as lessee under Capital Leases; (5) liabilities of Borrower or any Subsidiaries in respect of unfunded vested benefits under Plans covered by ERISA; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), interest rate swaps, and other contingent obligations of Borrower or any Subsidiaries to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss (except loans or letters of credit made or issued in the ordinary course of business); and (7) obligations of Borrower or any Subsidiaries, other than obligations as a lender, secured by any Liens, whether or not the obligations have been assumed. The term "Debt" does not include any deposit liabilities of any bank Subsidiary.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

            "Eurocurrency Reserve Requirement" means, for any LIBOR Credit for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effects of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities that includes deposits by reference to which the LIBOR Interest Rate for LIBOR Credit is to be determined; or (2) any category of extension of credit or other assets that include LIBOR Credit.

            "Event of Default" means any of the events specified in Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "GAAP" means generally accepted accounting principles in the United States.

            "Interest Period" means (1) with respect to any LIBOR Advance, the period commencing on the date such Advance is made and with respect to the LIBOR Term Loan any day upon which the LIBOR Interest Rate shall begin to accrue, and ending, as the Borrower may select, pursuant to this Agreement, on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and (2) with respect to any CD Advance, the period commencing on the date such Advance is made and with respect to any CD Term Loan any day upon which the CD Rate shall begin to accrue, and ending, as the Borrower may select, pursuant to this Agreement, one, two, three or six months thereafter; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (a) No Interest Period during the Revolving Credit may extend beyond the Revolving Maturity Date and no Interest Period during the Term Loan may extend beyond the Term Loan Maturity Date;

            (b) If an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless, in the case of a LIBOR Credit, such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

            "LIBOR Interest Rate" applicable to each LIBOR Credit means one percent (1%) per annum in excess of the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Bank to be equal to the quotient of (1) the London Interbank Offered Rate for such LIBOR Credit for such Interest Period divided by (2) one minus the Eurocurrency Reserve Requirement for such Interest Period.

            "LIBOR Advance" means any Advance bearing interest at the LIBOR Interest Rate.

            "LIBOR Credit" shall collectively refer to LIBOR Advances and the LIBOR Term Loan.

            "LIBOR Term Loan" shall mean the Term Loan during such Interest Periods at which interest is accruing at the LIBOR Interest Rate.

            "Lien" means the charge, encumbrance, security interest, or right of the Bank in property created by any Loan Document or any other mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as of the foregoing, or the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

            "Loan" shall collectively refer to the Revolving Credit and the Term Loan.

            "Loan Document" means this Agreement, the Note, the Security Agreement, or any deed to secure debt, mortgage, deed of trust, pledge agreement, security agreement, or other agreement evidencing or securing the Loan (two or more of the foregoing being also referred to collectively herein as the "Loan Documents").

            "London Interbank Offered Rate" applicable to any Interest Period for any LIBOR Credit means the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in immediately available funds in United States Dollars are available in the London interbank eurodollar market, as reported by the Wall Street Journal two Business Days prior to the first day of such Interest Period, for a period, and in an amount, comparable to the Interest Period and principal amount of the LIBOR Credit which shall be made by the Bank and outstanding during such Interest Period.

            "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

            "Non-Performing Loans" shall have the meaning assigned to such term in Section 7.07.

            "Note" shall mean the Revolving Credit and Term Note described in
Section 2.09.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

            "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

            "Prime Advance" shall mean any Advance when and to the extent that the interest rate therein is determined by reference to the Prime Rate.

            "Prime Rate" means the rate of interest announced by the Bank from time to time as its prime commercial lending rate, which rate is not necessarily the lowest rate of interest charged by the Bank to its borrowers.

            "Prime Term Loan" shall mean the Term Loan during such periods as interest is accruing thereon at the Prime Rate.

            "Principal Office" means the Bank's office at 25 Park Place, Atlanta, Georgia 30303.

            "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

            "Real Estate Owned" shall mean real property acquired pursuant to foreclosure of a lien in favor of Borrower or any Subsidiary or by deed in lieu of foreclosure.

            "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

            "Revolving Credit" shall have the meaning assigned to such term in
Section 2.01.

            "Revolving Maturity Date" shall mean December 31, 1997.

            "Risk-Weighted Assets" shall mean the total risk-weighted balance sheet assets and the total riskweighted off balance sheet credit equivalent amounts, as such assets and amounts are determined and defined from time to time by the federal banking regulator having primary jurisdiction over the Borrower or any bank Subsidiary.

            "Security Agreement" means the Stock Pledge and Security Agreement in substantially the form of Exhibit B, to be delivered by the Borrower under the terms of this Agreement.

            "Subsidiary" means, as to the Borrower, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are, at the time, owned, or the management of which corporation is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower.

            "Term Loan" shall have the meaning assigned to such term in Section 2.07.

            "Term Loan Maturity Date" shall mean December 31, 2005.

            "Tier I Capital" means those components of the equity capital of the Borrower or of any bank Subsidiary which, in the aggregate, constitute the core or primary capital of the Borrower or bank Subsidiary, as those components are determined and defined from time to time by the federal banking regulator having primary jurisdiction over the Borrower or any bank Subsidiary.

            "Tier II Capital" means those components of the equity capital of the Borrower or of any bank Subsidiary which, in the aggregate, constitute the supplementary capital of the Borrower or bank Subsidiary, as those components are determined and defined from time to time by the federal banking regulator having primary jurisdiction over the Borrower or any bank Subsidiary.

            "Total Capital" means the total amounts of Tier I Capital and Tier II Capital that qualify, under the applicable regulations of the federal banking regulator having primary jurisdiction over the Borrower or any Bank subsidiary, for inclusion in the computation of leverage capital requirements and risk-weighted capital requirements.

            Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOAN

            Section 2.01. Revolving Credit. Subject to and upon the terms and conditions set forth in this Agreement, the Bank hereby establishes until the Revolving Maturity Date a revolving credit facility in favor of the Borrower not to exceed TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) in aggregate principal amount at any one time outstanding (the "Revolving Credit"). Within the limits of the Revolving Credit, the Borrower may borrow, repay and reborrow under the terms of this Agreement; provided, however, the Borrower may neither borrow nor reborrow should there exist an Event of Default.

            Section 2.02. Interest on the Revolving Credit. The Borrower shall pay interest upon each Advance comprising the unpaid principal balance from time to time outstanding under the Revolving Credit from the date hereof until the Revolving Maturity Date, whether by acceleration or otherwise, at a rate per annum calculated on the basis of a 360 day year and upon the actual days elapsed, equal to any one of the following described rates, any of which may be selected by the Borrower in accordance with the terms hereinafter provided:

            (a) The Prime Rate for such Prime Advances as the Borrower shall request. Unpaid interest accruing at the Prime Rate will be due and payable on March 31, June 30, September 30, and December 31 of each year and upon the Revolving Maturity Date.

            (b) The LIBOR Interest Rate for the Interest Period selected by the Borrower with respect to the LIBOR Advance. The interest rate accruing on LIBOR Advances shall remain fixed during the Interest Period applicable thereto at the LIBOR Interest Rate established on the first day of the applicable Interest Period. Unpaid interest accruing at the LIBOR Interest Rate shall be due and payable on March 31, June 30, September 30, and December 31 of each year and upon the Revolving Maturity Date; or

            (c) The CD Rate for the Interest Period selected by the Borrower with respect to CD Advances. The interest rate accruing on CD Advances shall remain fixed during the Interest Period applicable thereto at the CD Rate established on the first day of the applicable Interest Period. Unpaid interest accruing at the CD Rate shall be due and payable on March 31, June 30, September 30, and December 31 of each year and upon the Revolving Maturity Date.

            Section 2.03. Method of Making Advances and Selection of Interest Rates Under the Revolving Credit. When the Borrower desires an Advance under the Revolving Credit, or if the Borrower desires to renew or convert an Advance pursuant to Section 2.04 below, the Borrower shall advise the Bank as to the amount of such Advance, renewal or conversion, and the interest rate to be applicable thereto by giving to the Bank either written or telephonic notice thereof in accordance with the following terms and conditions:

            (a) If the Borrower shall elect the LIBOR Interest Rate or the CD Rate, notification of such election and the duration of the Interest Period to be applicable thereto shall be given to the Bank by the Borrower before two o'clock p.m. on the second Business Day prior to the first day of the applicable Interest Period.

            (b) If the Borrower shall elect the Prime Rate, notification of such election shall be given to the Bank by the Borrower before two o'clock p.m. on the Business Day on which the Prime Advance or conversion is desired.

            Section 2.04. Repayment of Principal Under the Revolving Credit. The Borrower shall pay the entire outstanding principal balance relative to each LIBOR Advance and CD Advance on the last Business Day of the applicable Interest Period. The Borrower shall pay the entire outstanding principal balance relative to each Prime Advance on the Revolving Maturity Date or such earlier date upon which the Borrower desires to convert a Prime Advance to a LIBOR Advance or a CD Advance.

            Section 2.05. Renewals and Conversion of Advances Under the Revolving Credit. The Borrower may on any Business Day, renew or convert any outstanding Advance into an Advance of the same or another type in the same aggregate principal amount provided that (a) renewal or conversion of a LIBOR Advance or a CD Advance shall be made only on the last Business Day of the then current Interest Period applicable thereto and (b) the Bank is advised of the Borrower's election to renew or convert such Advance in accordance with the provisions set forth in Section 2.03 above.

            Section 2.06. Failure to Select Interest Rates Under the Revolving Credit. If no interest rate basis has been elected for any Advance or for the principal balance outstanding under the Revolving Credit prior to the Revolving Maturity Date, or if such election shall not be timely or shall be deemed cancelled as herein provided, then the Borrower shall be deemed to have selected the same interest rate election, with the same Interest Period, that was in effect on the last Business Day of the immediately preceding Interest Period, established in accordance with the interest rates prevailing on such date.

            Section 2.07. Payment of Principal Pursuant to the Term Loan. The unpaid principal balance of the Revolving Credit on the Revolving Maturity Date shall constitute the principal balance of a term loan (the "Term Loan"), the principal balance of which shall be repaid in thirty-two (32) equal quarterly installments of principal on March 31, June 30, September 30, and December 31 of each year with the first such principal installment being due and payable on March 31, 1998 and the last such principal installment being due and payable on December 31, 2005 which shall be the date upon which the entire remaining unpaid principal balance of the Term Loan and all accrued but unpaid interest thereon shall be due and payable. Each such quarterly principal installment will be in an amount equal to one-thirty second (1/32nd) of the unpaid principal balance of the Revolving Credit on the Revolving Maturity Date.

            Section 2.08. Selection of Interest Rates Applicable to the Term Loan. The entire unpaid principal balance of the Term Loan shall bear interest at a single interest rate selected by the Borrower in accordance with the following provisions:

            (a) On the Revolving Maturity Date, the Borrower shall select (1) whether the Term Loan shall initially bear interest at the Prime Rate, the LIBOR Interest Rate or the CD Rate, and (2) in the event the Borrower selects the LIBOR Interest Rate or the CD Rate, the Borrower shall also select the initial Interest Period applicable thereto.

            (b) The Borrower may elect from time to time to convert the interest rate applicable to the Term Loan into a different interest rate or to renew the interest rate applicable thereto by giving the Bank notice at least two (2) Business Days prior to the date of conversion or renewal, specifying: (1) the renewal or conversion date; (2) in the event of conversion, the new interest rate to be applicable to the Term Loan; and
                  (3) in the case of renewals or conversions into the LIBOR Interest Rate or the CD Rate, the duration of the Interest Period applicable thereto; provided that (i) if the Term Loan is bearing interest at the LIBOR Interest Rate or the CD Rate, conversions can occur only on the last Business Day of the Interest Period applicable thereto, and (ii) if the Term Loan bears interest based on the Prime Rate, then such rate must be in effect for a minimum of thirty (30) consecutive days. If the Borrower shall fail to give the Bank notice for the renewal or conversion of the LIBOR Interest Rate or CD Rate prior to the end of the Interest Period applicable thereto, the Borrower shall be deemed to have selected the same interest rate election, with the same Interest Period, that was in effect on the last Business Day of the immediately preceding Interest Period, established in accordance with the interest rates prevailing on such date.

            (c) Accrued but unpaid interest on the Term Loan shall be due and payable on March 31, June 30, September 30, and December 31 of each year and on the Term Loan Maturity Date.

            (d) Each notice under this Section 2.08 shall be given telephonically (promptly confirmed in writing) by an officer of the Borrower designated to give such notice by its Board of Directors. All notices under this Section 2.08 shall be irrevocable and shall be given not later than 2:00 p.m. (Atlanta, Georgia time) on the day which is not less than the number of Business Days specified above for such notice.

            Section 2.09. Revolving Credit and Term Note. The obligations of the Borrower to the Bank under the Revolving Credit and the Term Loan will be evidenced by a Revolving Credit and Term Note substantially in the form attached hereto and marked Exhibit A.

            Section 2.10. Method of Payment. The Borrower shall make each payment under this Agreement and under the Note on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement and under the Note, to charge from time to time against any account of the Borrower with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

            Section 2.11. Use of Proceeds. The proceeds of the Loan shall be used for general corporate purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

            Section 2.12. Illegality. Notwithstanding any other provision in this Agreement, if the Bank determines that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to (1) maintain its Commitment, then upon notice to the Borrower by the Bank the Commitment of the Bank shall terminate; or (2) maintain or fund any LIBOR Credit, then upon notice to the Borrower by the Bank the outstanding principal amount of such LIBOR Credit, together with interest accrued thereon, shall be repaid (a) immediately upon demand of the Bank if such change or compliance with such request, in the judgment of the Bank, requires immediate payment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

            Section 2.13. Disaster. Notwithstanding anything to the contrary herein, if the Bank determines (which determination shall be conclusive) that:

            (1) Quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Interest Rate or CD Rate, as the case may be, are not being provided in the relevant amounts or for the relative maturities for purposes of determining the rate of interest on a LIBOR Credit or CD Credit as provided in this Agreement; or

            (2) The relevant rates of interest referred to in the definition of LIBOR Interest Rate or CD Rate, as the case may be, upon the basis of which the rate of interest for any such type of loan is to be determined do not accurately cover the cost to the Bank of making or maintaining such LIBOR Credit or CD Credit respectively;

then the Bank shall forthwith give notice thereof to the Borrower, whereupon (a) the obligation of the Bank to make available either LIBOR Credit or CD Credit, as the case may be, shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist; and (b) the Borrower shall repay in full the then outstanding principal amount of such LIBOR Credit or CD Credit, as the case may be, together with accrued interest thereon, on the last day of the then current Interest Period applicable thereto.

            Section 2.14. Increased Cost. The Borrower shall pay to the Bank from time to time such amounts as the Bank may determine to be necessary to compensate the Bank for any costs incurred by the Bank which the Bank determines are attributable to its making or maintaining any LIBOR Credit or CD Credit hereunder or its obligation to make any LIBOR Credit or CD Credit hereunder, or any reduction in any amount receivable by the Bank under this Agreement or the
Note in respect of any such LIBOR Credit or CD Credit or such obligation

(such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including the Bank of or under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Note in respect of any of such LIBOR Credit or CD Credit (other than taxes imposed on the overall net income of the Bank or of its Principal Office for any of such LIBOR Credit or CD Credit by the jurisdiction where the Principal Office is located); or (2) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposit with or other liabilities of, the Bank (including any of such LIBOR Credit or CD Credit or any deposits referred to in the definition of LIBOR Interest Rate or CD Rate); or (3) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section
2.14 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided, however, any such Additional Cost shall not be effective until the Interest Period subsequent to the Interest Period in which the Bank provides such notification to the Borrower. Determinations by the Bank for purposes of this Section 2.14 of the effect of any Regulatory Change on its costs of making or maintaining LIBOR Credit or CD Credit or on amounts receivable by it in respect of thereto, and of the additional amounts required to compensate the Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

            Section 2.15. Risk-Based Capital. In the event the Bank determines that (1) compliance with any judicial, administrative, or other governmental interpretation of any law or regulation or (2) compliance by the Bank or any corporation controlling the Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank, and the Bank determines that such increase is based upon its obligations hereunder, and other similar obligations, the Borrower shall pay to the Bank such additional amount as shall be certified by the Bank to be the amount allocable to the Bank's obligations to the Borrower hereunder. The Bank will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section 2.15 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided, however, any such additional compensation shall not be effective until the Interest Period subsequent to the Interest Period in which the Bank provides such notification to the Borrower. Determinations by the Bank for purposes of this Section 2.15 of the effect of any increase in the amount of capital required to be maintained by the Bank and of the amount allocable to the Bank's obligations to the Borrower hereunder shall be conclusive, provided that such determinations are made on a reasonable basis.

                                  ARTICLE III

                             CONDITIONS PRECEDENT

            Section 3.01. Condition Precedent to the Initial Advances. The obligation of the Bank to make the initial Advances to Borrower hereunder is subject to the condition precedent that the Bank shall have received on or before the day of such Advances each of the following, in form and substance satisfactory to the Bank and its counsel:

            (1) Note. The Note duly executed by the Borrower;

            (2) Security Agreement. A Security Agreement executed and delivered by Borrower to Bank substantially in the form of Exhibit B attached hereto pursuant to which Borrower shall agree to pledge and assign to Bank and to grant to Bank a first-priority security interest in, all right, title, and interest of the Borrower in and to all common stock of First State Bank and Trust Company in Cordele, registered in the name of (or in street name or otherwise) or owned by Borrower and all proceeds of such shares, together with such stock certificates, stock papers, and financing statements as Bank deems necessary to perfect the security interest of Bank in the Collateral;

            (3) Evidence of All Corporate Action by the Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery, and performance of (i) the Loan Documents to which it is a party and (ii) each other document to be delivered pursuant to this Agreement;

            (4) Incumbency and Signature Certificate of the Borrower. A certificate (dated as of the date of this Agreement) of the Secretary of Borrower certifying the names and true signatures of officers of the Borrower authorized to sign (i) the Loan Documents to which it is a party and (ii) each other document to be delivered by the Borrower under this Agreement;

            (5) Opinion of Counsel for the Borrower. A favorable opinion of Perry & Walters, counsel for the Borrower, in substantially the form of Exhibit C, and as to such other matters as the Bank may reasonably request;

            (6) Officer's Certificate. A certificate signed by a duly authorized officer of Borrower dated the date of this Agreement, in substantially the form of Exhibit D;

            (7) Additional Documentation. Such other approvals, opinions, or documents as the Bank may reasonably request; and

            (8) Regulatory Approval. Copies of any and all necessary governmental regulatory approvals.

            Section 3.02. Conditions Precedent to Subsequent Advances. The obligation of the Bank to make subsequent Advances under the Revolving Credit is subject to the conditions precedent that the Bank shall have received, in form and substance satisfactory to it, each of the following documents, and that each of the conditions described below is fulfilled to the satisfaction of the Bank at the time of each subsequent Advance: (i) a request for Advance pursuant to
Section 2.03 hereof; and (ii) the representations and warranties contained in
Article IV hereof and each of the other Loan Documents shall be correct on and as of the date of the request for the Advance and as of the date of the Advance, with the same effect as though made on and as of those dates, except to the extent that such representations and warranties relate solely to an earlier date, and on each of such dates, no event, act, or condition shall have occurred or be continuing, or would result from the Advance requested, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both. The submission by the Borrower of an oral or written request for an Advance shall constitute a representation and warranty as to the correctness of the above facts, and if requested by the Bank with respect to the Advance requested, the Borrower shall furnish to the Bank a written certificate of an officer of the Borrower, satisfactory in form and substance to the Bank, as to the correctness of the above facts as a condition precedent to such Advance.

            Section 3.03. Conditions Precedent to the Term Loan. The obligation of the Bank to make the Term Loan shall be subject to the conditions precedent that the Bank shall have received on or before the Revolving Maturity Date each of the following, in form and substance satisfactory to the Bank and its counsel:

            (1) Opinion of counsel for Borrower. A favorable opinion of Perry & Walters, counsel for the Borrower, or other counsel for the Borrower satisfactory to the Bank, dated the date of the Term Loan, in substantially the form of Exhibit C, and as to such other matters as the Bank may reasonably request;

            (2) Officer's certificate, etc. The following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the date of the Term Loan stating that

                  (a) The representations and warranties contained in Article IV of this Agreement and Section 3 of the Security Agreement are correct on and as of the date of the Term Loan as though made on and as of such date; and

                  (b) No Default or Event of Default has occurred and is continuing, or would result from the Term Loan; and

            (3) Additional documentation. The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            In order to induce the Bank to enter into the Agreement and to disburse the proceeds of the Loan, the Borrower represents and warrants to the Bank that:

            Section 4.01. Incorporation, Good Standing, and Due Qualification. The Borrower and each of its non-bank Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. First State Bank and Trust Company in Cordele is a Commercial Bank duly organized, validly existing, and in good standing under the laws of the State of Georgia. The Borrower and each of its Subsidiaries has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

            Section 4.02. Corporate Power and Authority. The execution, delivery, and performance by the Borrower of the Loan Documents and the creation of the security interest provided for under the Security Agreement are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of the Borrower; (2) contravene such the Borrower's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, except as contemplated by the Security Agreement, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; and (6) cause the Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award of any such indenture, agreement, lease, or instrument.

            Section 4.03. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents are, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

            Section 4.04. Financial Statements. The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1995, and the related consolidated statements of income, shareholder's equity, and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, dated December 31, 1995 of Mauldin & Jenkins, CPAs, independent certified public accountants, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP; and since December 31, 1995, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary. There are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1995. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the approval of the Loan or negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

            Section 4.05. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of the Borrower or such Subsidiary.

            Section 4.06. Other Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, credit agreement, regulatory agreement or imposition, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower or any Subsidiary or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary is in material default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party.

            Section 4.07. Litigation. Except as is set forth expressly on Exhibit E attached hereto, no action or proceeding is pending or, threatened against, or affecting, the Borrower or any of its Subsidiaries before any court, board, commission, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or any Subsidiary or the ability of the Borrower to perform its obligation under the Loan Documents to which it is a party.

            Section 4.08. No Defaults on Outstanding Judgments or Orders. The Borrower and its Subsidiaries have satisfied all judgments, and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

            Section 4.09. Ownership and Liens. The Borrower and each Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement.

            Section 4.10. Subsidiaries and Ownership of Stock. The Borrower's audited and consolidated financial statement, as provided to Bank, represent a complete and accurate list of the Subsidiaries of the Borrower. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all Liens.

            Section 4.11. ERISA. With respect to each plan maintained by Borrower and each Subsidiary, the Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

            Section 4.12. Operation of Business. The Borrower and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and its Subsidiaries are not to Borrower's knowledge, in violation of any valid rights of others with respect to any of the foregoing.

            Section 4.13. Taxes. The Borrower and each of its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties. The federal income tax liabilities of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service and have been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 1990.

            Section 4.14. Absence of Undisclosed Liabilities. Except as reflected in the audited consolidated balance sheet of Borrower at December 31, 1995 (including the notes thereto), as of December 31, 1995, neither Borrower nor any Subsidiary had any material liability or obligation whatsoever, whether accrued, absolute, contingent, or otherwise that should, in accordance with GAAP, have been disclosed in such financial statements and notes thereto. Since December 31, 1995, neither Borrower nor any Subsidiary has incurred any material liability or obligation, except for liabilities and obligations incurred in the ordinary course of business or that will not have a material adverse effect on Borrower.

            Section 4.15. Environment. The Borrower and each Subsidiary have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, other real estate owned, or other facilities are in compliance in all material respects with, the provisions of all federal and state, environmental, health, and safety laws, codes, and ordinances, and all rules and regulations promulgated thereunder. Neither the Borrower nor any Subsidiary has received notice of, nor knows of or suspects, facts which might constitute any violations of any federal or state environmental, health, or safety laws, codes, or ordinances, and any rules or regulations promulgated hereunder with respect to its businesses, operations, assets (including but not limited to real property loan collateral), equipment, property, leaseholds, or other facilities.

            Section 4.16. Governmental Approval. All permits, consents, authorizations, approvals, declarations, notifications, filings or registrations with any governmental or regulatory authority or any third party which are necessary in connection with the consummation of this transaction have been obtained on or before the date hereof.

            Section 4.17. Regulatory Compliance. The Borrower and each Subsidiary are in compliance in all material respects with all laws, statutes, ordinances, and governmental rules, regulations, or requirements relating to or affecting their business or operations.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

            So long as the Note shall remain unpaid or any amounts are available or remain unpaid pursuant to the Revolving Credit or the Term Loan, the Borrower will:

            Section 5.01. Use of Proceeds. Use the proceeds of the Loan only for the purpose set forth herein, and will furnish the Bank such evidence as it may reasonably require with respect to such use.

            Section 5.02. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

            Section 5.03. Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries.

            Section 5.04. Maintenance of Properties. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

            Section 5.05. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in a business of the same general type as now conducted by it on the date of this Agreement.

            Section 5.06. Maintenance of Insurance. Maintain and see that its Subsidiaries maintain, or cause to be maintained, insurance coverages including, but not limited to, bankers' blanket bonds, public liability insurance, and fire and extended coverage insurance on all assets owned by them, all in such form and amounts, and with such insurers, as are satisfactory to the Bank.

            Section 5.07. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and material agreements to which they are subject, such compliance to include, without limitation, maintaining adequate cash reserves for the payment of, and paying before the same become delinquent, all taxes, assessments, and governmental charges imposed upon it or upon its property except as contested in good faith.

            Section 5.08. Right of Inspection. At any reasonable time and from time to time, permit the Bank or any agent or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

            Section 5.09. Reporting Requirements. Furnish to the Bank:

            (1) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, interim unaudited consolidated and unconsolidated balance sheets of Borrower, and related statements of income, shareholders equity and cash flows of the Borrower for the prior quarter prepared in accordance with GAAP, and call reports or other regulatory financial reports of the bank Subsidiaries of the Borrower, containing financial statements of each such Subsidiary as required by regulatory authorities as of the end of such quarter, all in reasonable detail and all prepared in accordance with regulatory accounting principles consistently applied and signed by the chief financial officer of each such Subsidiary;

            (2) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated and unconsolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated and unconsolidated statements of income, shareholder's equity, and cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and accompanied by an opinion thereon acceptable to the Bank by Mauldin & Jenkins, CPAs, or other accountants selected by the Borrower and acceptable to the Bank;

            (3) Certificate of No Default. Within forty-five (45) days after the end of each of the quarters of each fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit F attached hereto and made a part hereof (a) certifying, inter alia, that (i) the representations and warranties contained in Article IV hereof and in each of the Loan Documents remain true and correct (except to the extent that such representations and warranties relate solely to an earlier date), (ii) the Borrower and Subsidiaries are in compliance with the covenants set forth herein, and (iii) that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and
(b) with computations demonstrating compliance with the covenants contained in
Article VII;

            (4) Accountant's Report. Simultaneously with the delivery of the annual financial statements referred to in Section 5.09(2), such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes an Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event, of which they have knowledge and the nature and status thereof;

            (5) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

            (6) Notice of Events of Default. The Borrower will notify the Bank immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of the Borrower to observe any of their respective undertakings hereunder;

            (7) ERISA Reports. As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan with respect to the Borrower or any Commonly Controlled Entity, and promptly, but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly, but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of One Hundred Thousand and 00/100ths Dollars ($100,000.00) with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto;

            (8) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished by Borrower or any Subsidiary (except such statements or reports furnished by Borrower or any Subsidiary in the ordinary course of their respective business as lenders) to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 5.09;

            (9) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

            (10) Reports to Regulatory Agencies. Promptly after the sending or filing of the same, copies of all call reports and other reports, including without limitation responses to administrative enforcement actions, and modifications or amendments thereto, that the Borrower or its Subsidiaries sends or files with any regulatory agency; and

            (11) Other Financial Data. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters and one hundred twenty (120) days after the end of the fiscal year, for the Borrower and each Subsidiary, sufficient information to enable Bank to ascertain whether or not Borrower is in compliance with the Financial Covenants set forth in Article VII hereof;

            (12) Adverse Changes. Promptly after the occurrence thereof and in no event later than ten (10) days thereafter, full disclosures of any material adverse changes in the finances or business of Borrower or any of its Subsidiaries.

            (13) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

            Section 5.10. Environment. Be and remain, and cause each Subsidiary to be and remain, in all material respects, in compliance with the provisions of all federal and state environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; and notify the Bank immediately of any notice of an environmental complaint received from any governmental agency or any other party.

            Section 5.11. Composite Rating. Maintain, and cause each bank Subsidiary to maintain, the applicable composite rating (i.e., CAMEL, BOPEC, MACRO, or such other applicable composite rating) of safety and soundness of any banking regulator charged with examining the Borrower or any bank Subsidiary, which is not less than the composite rating which exists at the date of this Agreement.

            Section 5.12. Capital Adequacy. Maintain, and cause each bank Subsidiary to maintain, at all times, the minimum levels of regulatory capital necessary to maintain the regulatory capital classification of "Adequately Capitalized," as such term is defined by the applicable primary banking regulator.

            Section 5.13. Financial Institution Stock Purchased with Proceeds of Loan. In the event any proceeds of the Loan are used by the Borrower to purchase all or any part of the outstanding voting stock of any financial institution, and such financial institution is maintained as a separate and distinct subsidiary of Borrower, then within thirty (30) days after the purchase of such stock the Borrower will deliver possession of such stock to the Bank and execute such documents as the Bank might reasonable request in order to grant to the Bank a first priority security interest in said stock to secure repayment of the Secured Obligations (as defined in the Security Agreement).

                                  ARTICLE VI

                              NEGATIVE COVENANTS

            So long as the Note shall remain unpaid, the Borrower will not:

            Section 6.01. Liens. Create, incur and assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

            (1) Liens in favor of the Bank;

            (2) Liens for taxes or assessments or other governmental charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

            (3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, securing obligations incurred in the ordinary course of business which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

            (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

            (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

            (6) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            (7) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

            (8) Liens incidental to the conduct of banking business, not incurred in connection with the borrowing of money, arising out of transactions in federal funds, repurchaser agreements, interbank credit facilities, bank deposits, or other obligations to customers or depositors of the Borrower's Subsidiaries, as such, arising under the leases of real and personal property, or arising out of transactions by the Borrower or any of its Subsidiaries as trustee.

            (9) Liens securing obligations of a Subsidiary to the Borrower or another Subsidiary;

            (10) Liens incurred in connection with the borrowing by a Subsidiary from the Federal Reserve Bank, or any correspondent bank, in the ordinary course of business; and

            (11) Those Liens specified in Exhibit G attached hereto and made a part hereof.

            Section 6.02. Debt. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

            (1) Debt of the Borrower under this Agreement or the Note;

            (2) Debt described in Exhibit H, but no voluntary prepayments, renewals, extensions, or refinancings thereof;

            (3) Debt of a Subsidiary to the Federal Reserve Bank, or a correspondent bank, in the ordinary course of business;

            (4) Debt of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or other Subsidiary;

            (5) Accounts payable to trade creditors for goods or services which are not aged more than sixty (60) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

            Section 6.03. Mergers, Acquisitions, Etc. (1) Wind up, liquidate, or dissolve itself, (2) reorganize, merge, or consolidate with or into any Person unless Borrower is the surviving entity, (3) allow or cause First State Bank and Trust Company of Cordele to reorganize, merge or consolidate with any Person, unless First State Bank and Trust Company of Cordele is the surviving entity,
(4) convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, provided that Bank, in its sole discretion, may consent in writing to specific exceptions to the covenants contained in this Section 6.03.

            Section 6.04. Leases. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of Five Hundred Thousand and 00/100ths Dollars ($500,000.00); (3) leases between the Borrower and any Subsidiary or between any Subsidiaries. The Bank, in its sole discretion, may consent in writing to additional exceptions.

            Section 6.05. Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

            Section 6.06. Dividends. After the date hereof, the Borrower shall not make, or permit any Subsidiary to make, any distribution in respect of its capital stock or purchase, or redeem or otherwise acquire any shares of its outstanding capital stock unless such action has been approved by the necessary regulatory authorities and will not impair the Borrower's ability to perform its obligations hereunder or otherwise result in an Event of Default hereunder.

            Section 6.07. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interest), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business;
(3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower; and (4) sales of Loan in the ordinary course of business and sales of Real Estate Owned. The Bank, in its sole discretion, may consent in writing to additional exceptions.

            Section 6.08. Guaranties, Etc. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business and except pursuant to letters of credit issued by bank Subsidiaries in the ordinary course of business.

            Section 6.09. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any services, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and in compliance with all applicable regulatory and statutory requirements.

                                  ARTICLE VII

                              FINANCIAL COVENANTS

            So long as the Note shall remain unpaid:

            Section 7.01. Capital Expenditures. Neither the Borrower nor the Borrower's bank Subsidiaries will make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures made by the Borrower or any bank Subsidiary would exceed Nine Hundred Thousand Dollars ($900,000) during any fiscal year. Bank may, in its sole discretion, approve in writing exceptions to this restriction.

            Section 7.02. Borrower Capital. Borrower shall maintain, on a consolidated basis, tangible equity capital, as determined under GAAP, in an amount which is the greater of (i) Twenty Five Million Five Hundred Thousand Dollars ($25,500,000), (ii) an amount equal to seven percent (7.0%) of the total assets stated in the most recent financial statements of the Borrower, or (iii) the minimum amount of Total Capital required by applicable law or regulation.

            Section 7.03. Subsidiary Capital. The Borrower's bank Subsidiaries each will maintain, at all times, tangible equity capital, as determined under GAAP, in an amount which is not less than the greater of (i) seven percent (7.0%) of assets, or (ii) the minimum amount of Total Capital required by applicable law or regulation.

            Section 7.04. Risk-Based Capital Ratios. The Borrower will maintain on a consolidated basis a minimum Tier I Capital to Risk-Weighted Assets ratio of 8% and a minimum Tier 1 plus Tier 2 Capital to RiskWeighted Assets ratio of 11%.

            Section 7.05. Return on Assets. Income from operations after taxes, divided by average assets, for each of Borrower's bank Subsidiaries shall be not less than one and one-tenth percent (1.10%).

            Section 7.06. Efficiency Ratio. The non-interest expense divided by the net interest income plus non-interest income for each of Borrower's bank Subsidiaries shall not be greater than seventy percent (70%).

            Section 7.07. Reserves. The Borrower's bank Subsidiaries shall each maintain at all times reserves equal to the greater of (i) one and one-half percent (1.5%) of total loans, (ii) one hundred fifty percent (150%) of total Non-Performing Loans, or (iii) the minimum amount required by its primary regulator. For purposes of this Section 7.07, the term "Non-Performing Loans" shall mean all non-accrual loans plus all loans that are ninety (90) days or more past due but are continuing to accrue interest.

            Section 7.08. Adverse Classifications. The ratio of (i) loans ninety
(90) days or more in arrears, plus non-accrual loans, plus Real Estate Owned, to
(ii) total net loans plus other Real Estate Owned for each of the Borrower's bank Subsidiaries shall not exceed two percent (2.0%).

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

            Section 8.01. Events of Default. An Event of Default shall be deemed to exist if any of the following events shall occur:

            (1) The Borrower shall fail to pay the principal of, or interest on, the Note, or any fee, when due;

            (2) Any representation, warranty or certification made or deemed made by the Borrower in this Agreement, the Security Agreement, or any of the other Loan Documents, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document, shall prove to have been incorrect, incomplete, or misleading in any respect on or as of the date made or deemed made;

            (3) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained herein or in any other of the Loan Documents;

            (4) Any Event of Default as defined herein or in any other of the Loan Documents shall occur;

            (5) The Borrower or any of its Subsidiaries shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and Borrower or its Subsidiaries fails to pay such indebtedness in full;

            (6) The Borrower or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or
(e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more;

            (7) One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against the Borrower or any of its Subsidiaries, the amount of said judgment(s) not covered by Borrower's or Subsidiaries' insurance is in excess of Fifty Thousand Dollars ($50,000), and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

            (8) The Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Security Agreement, or the Borrower shall fail to perform any of its obligations under the Security Agreement;

            (9) Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA; any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed Fifty Thousand Dollars ($50,000);

            (10) If the Bank received its first notice of a hazardous discharge or an environmental complaint relating to Borrower or a Subsidiary from a source other than the Borrower, and the Bank does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given by Certified Mail, Return Receipt Requested) of such hazardous discharge or environmental complaint from the Borrower within twenty-four (24) hours of the time the Bank first receives said notice from a source other than the Borrower; or if any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of the Borrower by reason of the occurrence of a hazardous discharge or any environmental complaint; or if any federal, state, or local agency asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within ten (10) Business Days of the occurrence giving rise to the claim, (a) the Borrower can prove to the Bank's satisfaction that the Borrower has commenced and is diligently pursuing either:
(i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently for any injunction, a restraining order, or other appropriate emergency relief preventing such agency or agencies from asserting such claim, which relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or emergency relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to both the Bank and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim;

            (11) If the Borrower or any of its bank Subsidiaries, or the directors, officers, or employees thereof, becomes subject to any regulatory enforcement action, which includes without limitation a memorandum of understanding, written agreement, supervisory directive, capital directive, removal action, or cease and desist order, which regulatory enforcement action limits or restricts the ability of Borrower or such Subsidiary to engage in its normal business;

            (12) Borrower shall fail to maintain senior management having sufficient skill and experience in Borrower's industry to manage Borrower and each Subsidiary competently and efficiently;

            (13) If the ownership of Borrower as presently constituted shall change such that more than five percent (5%) of the outstanding voting stock shall be transferred to any Person other than (i) an existing shareholder who prior to the transfer owned not less than five percent (5%) of the outstanding voting stock of Borrower or (ii) an immediate family member of the transferring shareholder; or

            (14) Any bank Subsidiary shall be unable or shall be deemed to be unable to declare and distribute dividends as a result of restrictions imposed by applicable regulation or by any banking regulator having jurisdiction over the bank Subsidiary.

            Section 8.02. Remedies upon Event of Default.

            Upon the occurrence of an Event of Default, the Bank may:

            (1) By notice to the Borrower, declare the Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower;

            (2) At any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), set off and apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by the Bank, and (ii) other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower, now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note or under any other of the Loan Documents and although such obligations may be unmatured;

            (3) Exercise from time to time any and all rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to Bank under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral;

            (4) At its option, and without notice or demand of any kind, exercise from time to time any and all other rights and remedies available to it under this Agreement or any of the other Loan Documents;

            (5) Borrower shall pay all of the reasonable costs and expenses incurred by Bank in enforcing its rights under this Agreement and the other Loan Documents. In the event any claim under this Agreement or under any of the other Loan Documents is referred to an attorney for collection, or collected by or through an attorney at law, Borrower will be liable to Bank for all expenses incurred by it in seeking to enforce its rights hereunder, under any other of the Loan Documents or in the Collateral, including without limitation reasonable attorneys' fees; and

            (6) Any proceeds from disposition of any of the Collateral may be applied by Bank first to the payment of all expenses and costs incurred by Bank in enforcing the rights of Bank under each of the Loan Documents and in collecting, retaking, holding, preparing the Collateral for and advertising the sale or other disposition of and realizing upon the Collateral, including without limitation reasonable attorneys' fees actually incurred, as well as all other legal expenses and court costs. Any balance of such proceeds may be applied by Bank toward the payment of the Loan and in such order of application as the Bank may from time to time elect. Bank shall pay the surplus, if any, to Borrower. Borrower shall pay the deficiency, if any, to Bank.

                                  ARTICLE IX

                                 MISCELLANEOUS

            Section 9.01. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 9.02. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered as follows:

            If to the Borrower:

            P.O. Box 8
            Albany, Georgia 31703
            Attention: Robert E. Lee


            If to the Bank:

            25 Park Place
            Atlanta, Georgia  30302
            Attention: Edward T. Summers
            Southeastern Financial Institutions

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in mails or delivered to the telegraph company, or sent, answerback received, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Section 3.02 shall not be effective until received by the Bank.

            Section 9.03. No Waiver. No failure or delay on the part of the Bank in exercising any right, power, or remedy granted hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.

            Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

            Section 9.05. Costs, Expenses, and Taxes. The Borrower agrees to pay all costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendments, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

            Section 9.06. Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writing with respect thereto.

            Section 9.07. Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney's fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, and its predecessors in interest, or arising directly or indirectly from the Borrower's or any Subsidiaries', or any predecessors in interest's, violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

            Section 9.08. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Georgia.

            Section 9.09. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 9.10. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

            Section 9.11. Jury Trial Waiver. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    FIRST STATE CORPORATION


                                    By: /s/ Robert E. Lee
                                       ---------------------------------
                                        Title: CFO
                                              --------------------------

[CORPORATE SEAL]

                                    Attest: /s/ Steven E. Laine
                                           -----------------------------
                                            Title: VP - Finance & Acct'g
                                                  ----------------------

                                    SUNTRUST BANK, ATLANTA


                                    By: /s/ Edward T. Summers
                                       ---------------------------------
                                        Title: First Vice President
                                              --------------------------


                                    Attest: /s/ W. G. Daniel, Jr.
                                           -----------------------------
                                            Title: First Vice President
                                                  ----------------------

                                  SCHEDULE I

100,000 shares of the capital stock of FIRST STATE BANK AND TRUST COMPANY IN CORDELE registered in the name of FIRST STATE CORPORATION represented by Certificate No. 1.

$10,000,000                                                   October 15, 1996
                                                              Atlanta, Georgia

            FOR VALUE RECEIVED, the undersigned, FIRST STATE CORPORATION, a Georgia corporation (the "Borrower"), hereby promises to pay to the order of SUNTRUST BANK, ATLANTA (the "Bank"), at its Principal Office located at 25 Park Place, Atlanta, Georgia the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or so much thereof as may be from time to time disbursed hereunder, in lawful money of the United States and in immediately available funds.

            Prior to December 31, 1997 (the "Revolving Maturity Date") this Note shall evidence a revolving credit facility (the "Revolving Credit Facility"). Prior to the Revolving Maturity Date the Borrower may request Advances to be made pursuant to this Note and repay such Advances in accordance with the provisions of the Loan Agreement. Interest shall accrue and be paid upon such Advances in accordance with the Loan Agreement.

            The unpaid principal balance of the Revolving Credit on the Revolving Maturity Date shall constitute the original principal balance of the Term Loan. The first day of the Term Loan shall be the Revolving Maturity Date. The principal balance of the Term Loan shall be repaid in thirty-two (32) equal quarterly installments of principal on March 31, June 30, September 30, and December 31 of each year with the first such principal installment being due and payable on March 31, 1998 and the last such principal installment being due and payable on December 31, 2005 which shall be the date upon which the entire remaining unpaid principal balance of the Term Loan shall be due and payable. Each such quarterly principal installment will be in an amount equal to one-thirty second (1/32nd) of the original principal balance of the Revolving Credit on the Revolving Maturity Date. Interest shall accrue and be paid on the Term Loan in accordance with the Loan Agreement.

            Any amount of principal hereof which is not paid when due (giving effect to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) above the Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall be effective at the beginning of the day on which such change in the Prime Rate shall become effective.

            If any payment pursuant to this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

            Terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. This Note is secured by a Security Agreement referred to in the Loan Agreement, reference to which is hereby made for a description of the collateral provided for under the Security Agreement and the rights of the Borrower and the Bank with respect to such collateral.

            In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership, or other court proceedings.

            TIME IS OF THE ESSENCE UNDER THIS NOTE. This Note has been delivered in Atlanta, Georgia, and shall be governed by and construed under the laws of Georgia.

            PRESENTMENT, PROTEST, AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date first above written.


                                    FIRST STATE CORPORATION


                                    By: /s/ Robert E. Lee
                                       -------------------------------------
                                        Title: CFO
                                              ------------------------------

                                    Attest: /s/ Steven E. Laine
                                           ---------------------------------
                                            Title: VP - Acct'g & Finance Div
                                                  --------------------------
(CORPORATE SEAL)

                       STOCK PLEDGE AND SECURITY AGREEMENT

          THIS STOCK PLEDGE AGREEMENT made and entered into as of October 15, 1996 between FIRST STATE CORPORATION, a Georgia corporation, having its principal place of business at 333 W. Broad Avenue, Albany, Georgia ("Pledgor"), and SUNTRUST BANK, ATLANTA a Georgia banking corporation, having its principal place of business in Atlanta, Georgia ("Bank").

                              W I T N E S S E T H :

          WHEREAS, pursuant to a Revolving Credit and Term Loan Agreement, dated of even date herewith (the "Loan Agreement"), between Pledgor and the Bank, the Bank has agreed to extend a $10,000,000 revolving credit and term loan facility (the "Loan") to Pledgor, as evidenced by the Promissory Note of the Pledgor evidencing the obligations of the Pledgor under the Loan Agreement (the "Note"); and

          WHEREAS, Pledgor desires to secure the due and punctual payment of the Loan, and to secure the due and punctual performance under the Loan Agreement;

          NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Secured Obligations. This Stock Pledge and Security Agreement (the "Stock Pledge Agreement") is given to secure (i) the due and punctual payment and performance of the Pledgor's obligations under the Loan as evidenced by the Note, including all indebtedness arising upon any extensions and renewals of the Loan; (ii) the due and punctual payment and performance of Pledgor's obligations under the Loan Agreement; and (iii) all other further indebtedness of any amount which is now or may be hereafter owed by Pledgor to Bank, whether individually or jointly with others not parties hereto and whether direct or indirect, as maker, endorser, guarantor, surety, or otherwise (collectively, or any portion thereof, the "Secured Obligations").

          2. Pledge and Security Interest.

               a. Pledgor hereby pledges and grants to Bank a security interest in (i) 100,000 shares of First State Bank and Trust Company in Cordele (which shares shall be evidenced by the stock certificates which Pledgor has contemporaneously herewith delivered to Bank), and (ii) any additional shares hereafter at any time and from time to time acquired by Pledgor together with all dividends, stock dividends, stock splits, warrants, options, stock purchase rights, and all other property at any time and from time to time distributed in respect of, or in exchange for, or in substitution of, any and all of said shares, and all proceeds thereof, whether now existing or at any time hereafter acquired or issued (all of which shall be referred to herein collectively as the "Stock Collateral"); provided, however, prior to the occurrence of any Event of Default hereunder, Pledgor shall be entitled to receive and retain all dividends of cash and noncash property (other than stock dividends, stock splits, warrants, options, and stock purchase rights), and such dividends shall not constitute part of the Stock Collateral. Upon delivery to the Bank, any security now or thereafter included in the Stock Collateral shall be accompanied by executed stock powers in blank and by such other documents or instruments as Bank may reasonably request. Each delivery of certificates for such Stock Collateral shall be accompanied by a schedule showing the number of shares and the numbers of certificates theretofore and then being pledged hereunder, which schedule shall be attached hereto and made a part hereof.

               b. Upon the request of Bank, Pledgor will execute such financing statements and other documents, pay the cost of filing or recording the same in all public offices deemed necessary or appropriate by Bank, and do such other acts and things as Bank may from time to time reasonably request, including delivery of the Stock Collateral to the Bank, to establish and maintain a valid security interest in all the Stock Collateral, free of all other liens and claims except those expressly permitted or granted herein.

     3. Representations and Warranties. Pledgor hereby represents and warrants to Bank as follows:

               a. The stock certificate(s) identified in Section 2 hereof and delivered to the Bank contemporaneously herewith are genuine and in all respects what they purport to be;

               b. Pledgor is the legal, registered owner of the Stock Collateral and holds full and absolute beneficial title to the Stock Collateral, free and clear of all liens, charges, encumbrances, security interest, and voting trust restrictions of every kind and nature;

               c. That no consent or approval of any person, entity, or government or regulatory authority is necessary to the validity of the pledge contained in this Agreement, except such as have been obtained;

               d. That Pledgor has full corporate power and authority to pledge the Stock Collateral to Bank as security for the Secured Obligations, and will defend its title thereto against the claims of all persons whomsoever;

               e. That Pledgor has granted to Bank a security interest in the Stock Collateral which is at the time hereof valid and of first priority under applicable law, and no financing statement, security interest, or other lien or encumbrance covering the Stock Collateral or its proceeds is outstanding or on file in any public office, except any that may have been filed in favor of the Bank;

               f. That Pledgor has revoked all proxies heretofore given and covenants not to extend further proxies or powers of attorney with respect to the Stock Collateral so long as this Stock Pledge Agreement remains in full force and effect; and

               g. That Pledgor has the full corporate power and authority to enter into this Stock Pledge Agreement and to perform its obligations hereunder, and this Stock Pledge

Agreement constitutes the valid, binding, and enforceable agreement of Pledgor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally, and except with respect to the applicability of general equitable principals which may limit the availability of specific performance or other equitable remedies.

          4. Registration in Nominee Name; Denominations. Bank shall have the right (in its sole and absolute discretion) to have the stock certificate(s) representing the Stock Collateral assigned in blank in favor of Bank. Upon an Event of Default under this Stock Pledge Agreement, Bank may have such Stock Collateral registered in the name of Bank or any nominee or nominees of Bank. Bank shall at all times have the right to exchange the stock certificate(s) representing the Stock Collateral for stock certificate(s) of smaller or larger denominations for any purpose consistent with its performance of this Stock Pledge Agreement.

          5. Covenants. So long as any of the Secured Obligations remain unpaid or unperformed, Pledgor covenants and agrees with Bank as follows:

               a. Pledgor shall keep the Stock Collateral free from all security interests, liens, levies, attachments, voting restrictions, and all other encumbrances, except for the interest of Bank herein granted;

               b. Pledgor shall not assign, sell, transfer, deliver, or otherwise dispose of any of the Stock Collateral or any interest therein; and

               c. Pledgor shall pay all taxes, assessments, and all other charges of any nature which may be levied or assessed with respect to the Stock Collateral; provided that Pledgor shall have the right to contest in good faith any tax assessments or other charges.

               d. Pledgor shall deliver to Bank, immediately upon Pledgor's receipt of same, any and all stock certificates representing the Stock Collateral which Pledgor shall hereinafter acquire. The delivery of such after acquired Stock Collateral to Bank shall be accompanied by a Power of Attorney To Transfer Stock executed in blank in a form promulgated by Bank and shall be deemed to be a reaffirmation by Pledgor of all of the terms and provisions of this Stock Pledge Agreement.

          6. Voting Rights: Dividends, Etc.

               a. Unless and until an Event of Default hereunder shall have occurred:

                    (i) Pledgor shall be entitled to exercise any and all voting and consensual rights and powers accruing to an owner of the Stock Collateral or any part thereof for any purpose not inconsistent with the terms of this Stock Pledge Agreement;

                    (ii) Pledgor shall be entitled to receive and retain any and all cash dividends payable on the Stock Collateral. Any and all stock or liquidating dividends, stock warrants, stock options, stock purchase rights, other distribution in property, return of capital, or distribution made on or in respect of the Stock Collateral, whether resulting from a subdivision, combination, or reclassification of capital stock or received in exchange for the Stock Collateral, or any part thereof, or as a result of any merger, consolidation, acquisition, or other exchange or assets shall be and become part of the Stock Collateral pledged hereunder and, if received by Pledgor, shall forthwith and immediately be delivered to Bank to be held subject to the terms of this Stock Pledge Agreement, except to the extent permitted to be retained by Pledgor pursuant to Section 2 hereof; and

                    (iii) Bank shall execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, as appropriate, all such proxies, powers of attorney, and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to clause (i).

               b. Upon the occurrence and during the continuance of any Event of Default, and provided Bank has given Pledgor written notice of said Event of
Default:

                    (i) Pledgor agrees to deliver immediately to Bank any and all cash, checks, drafts, items, or other instruments for the payment of money which may be received after such default by Pledgor as dividends or otherwise with respect to the Stock Collateral, duly endorsed and assigned to Bank;

                    (ii) Pledgor agrees to deliver to Bank immediately upon Pledgor's receipt thereof, any and all stock, stock dividends, stock splits, warrants, and stock purchase rights received with respect to any of the Stock Collateral, together with stock powers duly executed in blank with respect to all stock and other certificates evidencing same; and

                    (iii) All rights of Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to
Section 6(a)(i) hereof shall cease, and all such rights shall thereupon become vested in Bank, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

          7. Performance of Pledgor's Obligations. At its option, Bank may (but shall not be obligated to) from time to time perform any agreement of Pledgor hereunder which Pledgor shall fail to perform, and may take any other reasonable action which Bank deems necessary for the maintenance or preservation of the value of the Collateral or its interest therein.

          8. Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints Bank as Pledgor's agent and attorney-in-fact, upon the occurrence and continuance of an Event of Default, for the purposes of carrying out the provisions of this Stock Pledge Agreement and taking any action and executing any interest which Bank or Pledgor may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default, Bank shall have the right and power upon notice to Pledgor to receive, endorse, and collect all checks and other orders for the payment of money made payable to Pledgor, representing any interest or dividend or other distribution payable in respect of the Stock Collateral or any part thereof, and give full discharge for the same. The foregoing power of attorney is coupled with an interest and shall be terminated only upon payment in full of the Secured Obligations.

          9. Events of Default. An Event of Default shall occur under this Stock Pledge Agreement upon the occurrence of any one or more of the following events:
(i) any Event of Default shall occur under, and as defined in, the Loan Agreement; or (ii) upon the breach by Pledgor of any of the covenants set forth herein; or (iii) upon default by Pledgor in the performance or observance of any other of the agreements, terms, or conditions herein contained, which default shall not be fully cured within ten (10) days after Pledgor receives written notice thereof; or (iv) any of the representations or warranties herein made by Pledgor shall prove to be false or misleading in any material respect.

          10. Rights and Remedies on Default. Upon the occurrence of an Event of Default under this Stock Pledge Agreement, Bank may, in its sole discretion and without further notice or demand, (i) declare all the Secured Obligations to be immediately due and payable; (ii) proceed immediately to exercise any and all of Bank's rights, powers, and privileges with respect to the Stock Collateral, including, without limitation, the right to sell or otherwise dispose of the Stock Collateral or any part thereof at private or public sale, in such manner as Bank shall deem reasonable; and (iii) exercise any other right or remedy available to Bank under the applicable Uniform Commercial Code or otherwise available by agreement or under federal or state law. All rights and remedies herein specified are cumulative and are in addition to such other rights and remedies as may be available to Bank.

          Bank shall act as the authorized agent and attorney-in-fact of Pledgor in disposing of the Stock Collateral, and in that capacity is authorized to take such action on behalf of Pledgor as will further such a disposition, including, without limitation, any necessary endorsement or signature in its own name. Pledgor expressly acknowledges that compliance with federal or state securities and other laws may limit the disposition of the Stock Collateral by Bank. No disposition of the Stock Collateral by Bank upon an Event of Default shall be deemed to be a breach of any duty to Pledgor or to be commercially unreasonable because a better sales price might have been attained through an alternative disposition, if Bank in good faith has determined that the alternative disposition might constitute a violation of state or federal laws. Without limiting the generality of the foregoing, Bank may at any sale of the Stock Collateral restrict the prospective bidders or purchasers of the Stock Collateral to persons who will represent and agree that they are purchasing the Stock Collateral for their own account for investment, and not with a view to distribution or sale. Any purchaser at a sale conducted pursuant to the terms of this Stock Pledge Agreement shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives any right of redemption, stay, or appraisal under present or future law. Each and every purchaser of any of the Stock Collateral shall be vested with all shareholder's rights provided by the stock purchased, including, without limitation, all voting and dividend rights. Pledgor agrees that Bank may purchase the Stock Collateral or any part thereof at any sale. Any requirement imposed by law regarding the giving to Pledgor of prior notice of any sale or other disposition of the Stock Collateral shall be deemed reasonable if given by Bank in writing at least ten (10) days prior to such sale or other disposition specifying the time and place thereof.

          11. Application of Proceeds. The proceeds derived from a disposition of the Stock Collateral shall be applied toward payment of the Secured Obligations, in such order of application as Bank may from time to time elect, and any remaining balance shall be paid to Pledgor.

          12. Term of Agreement. This Stock Pledge Agreement shall terminate upon payment in full of the Secured Obligations, at which time Bank shall reassign and deliver to Pledgor, or to such person or persons as Pledgor may in writing designate, against receipt, any Stock Collateral still held by Bank, together with appropriate instruments of reassignment and release. Such reassignment shall be without recourse upon or warranty by Bank.

          13. Securities. In view of the position of Pledgor in relation to the Stock Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws") with respect to any disposition of the Stock Collateral permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of Bank if Bank were to attempt to dispose of all or any part of the Stock Collateral and may also limit the extent to which or the manner in which any subsequent transferee of any Stock Collateral may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Bank in any attempt to dispose of all or any part of the Stock Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, Bank may perhaps be held to have certain general duties and obligations to Pledgor to make some effort towards obtaining a fair price even though the Secured Obligations and other obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Pledgor clearly understands that Bank is not to have any such general duty and obligation to Pledgor, and Pledgor will not attempt to hold Bank responsible for selling all or any part of the Stock Collateral at an inadequate price even if Bank shall accept the first offer received or does not approach more than one possible purchaser, provided Bank acts in a commercially reasonable manner. Without limiting the generality of the foregoing, the provisions of this paragraph would apply if, for example, Bank were to place all or any part of the Stock Collateral for sale by an investment banking firm, or if such investment banking firm purchased all or any part of the Stock Collateral for its own account or if Bank placed all or any part of the Stock Collateral with a purchaser or purchasers. The provisions of this paragraph will apply notwithstanding the existence of a public or private market upon which the quotations or sale prices may exceed substantially the price at which Bank sells.

          14. Miscellaneous.

               a. Notices. All notices and other communications to Pledgor under this Stock Pledge Agreement shall be deemed to have been effectively given when delivered in person to Pledgor or five (5) days after sending thereof, by first class U.S. Mail, postage prepaid, to the following address:

                  If to Pledgor:

                          First State Corporation
                          P.O. Box 8
                          Albany, Georgia 31703
                          Attention: Robert E. Lee


                  If to Bank:

                          SunTrust Bank, Atlanta
                          25 Park Place
                          Center Code:  121
                          Atlanta, Georgia  30303
                          Attention:  Edward T. Summers (Center 121)

or to such other address as Pledgor has notified Bank in writing to be the appropriate address for the sending of notices under this Stock Pledge Agreement.

          b. Survival. All representations, warranties, covenants, and agreements herein contained shall survive the execution and delivery of this Stock Pledge Agreement.

          c. No Waiver. No failure on the part of Bank to exercise, and no delay in exercising, any right, power, or remedy granted hereunder, or available at law, in equity, or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by Bank preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy.

          d. Entire Agreement. This Stock Pledge Agreement, the Loan Agreement, and the Loan Documents (as defined in the Loan Agreement) contain the entire agreement between the parties with respect to the pledge of and security interest in the Stock Collateral and supersede any prior agreements or understandings.

          e. Amendments. This Stock Pledge Agreement may be amended only by written agreement between the parties hereto.

          f. Time of Essence. Time is of the essence under this Stock Pledge Agreement.

          g. Governing Law. This Stock Pledge Agreement and the construction and enforcement hereof shall be governed in all respects by the laws of the State of Georgia.

          h. Successors and Assigns. This Stock Pledge Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, administrators, legal representatives, successors, and assigns, except that Pledgor shall not be permitted to assign its obligations under this Agreement or any interest herein or otherwise pledge, encumber, or grant any options with respect to all or any of the cash, securities, certificates, instruments, or other property held as Stock Collateral under this Stock Pledge Agreement.

                    i. Severability. If any provision of this Stock Pledge Agreement or any portion thereof shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or other remaining provisions.

                    j. Further Assurances. Pledgor agrees to do such further acts, and to execute and deliver such additional conveyances, assignments, agreements, and instruments as Bank may at any time request in connection with the administration and enforcement of this Stock Pledge Agreement or relative to the Stock Collateral or any part thereof, or in order better to assure and confirm to Bank its rights, powers, and remedies hereunder.

                    k. Execution in Counterparts. This Stock Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                    l. Headings and Capitalized Terms. The descriptive headings of the several paragraphs are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Stock Pledge Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings described to them in the Loan Agreement.

          IN WITNESS WHEREOF, Pledgor and Bank have caused this Stock Pledge Agreement to be duly executed and delivered under hand and seal, as of the day and year first above written.


                                            FIRST STATE CORPORATION


                                            By: /s/ Robert E. Lee
                                                ------------------------------
                                                Title: CFO
                                                       -----------------------

[CORPORATE SEAL]
                                            Attest: /s/ Steven E. Laine
                                                    --------------------------
                                                    Title: VP - Finance & Acct'g
                                                           --------------------



                                            SUNTRUST BANK, ATLANTA


                                            By:    /s/ Edward T. Summers
                                                   ----------------------------
                                                    Title: First Vice President
                                                           --------------------


                                            Attest: /s/ W. G. Daniel Jr.
                                                    ---------------------------
                                                    Title: First Vice President
                                                           --------------------